UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

MORGAN’S FOODS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

4829 Galaxy Parkway, Suite S, Cleveland, OH 44128

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code: (216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Company previously disclosed in a report on Form 8-K filed with the SEC on May 20, 2011 that it had entered into a Pre-negotiation Agreement with KFC Corporation (“KFC”) for the purpose of finalizing plans to raise capital to fund a remodeling schedule for certain of the Company’s KFC restaurants. The Pre-negotiation Agreement called for the final refinancing plans and an image enhancement schedule to be approved and documented in a remodel agreement by August 31, 2011. Discussions between the Company and KFC concerning the remodel agreement and related matters remain ongoing but could not be finalized by that date so on August 30, 2011 the Company and KFC amended the Pre-negotiation Agreement to extend the deadline date from August 31, 2011 until September 30, 2011. While management continues to believe that the required agreement will be reached, there can be no assurance that the Company will be able to reach an agreement with KFC regarding image enhancements, that the Company will complete the financial restructuring, or that the restructuring will create the ability for the Company to complete a satisfactory number of image enhancements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Morgan’s Foods, Inc.

Dated: September 1, 2011	By:	/s/ Kenneth L. Hignett
Kenneth L. Hignett
Senior Vice President,
Chief Financial Officer & Secretary